Exhibit 21 to
                                                                   Form 10-K

                                  SUBSIDIARIES
                                       OF
                          A. P. GREEN INDUSTRIES, INC.





Name                                                  Jurisdiction Incorporated
----                                                  -------------------------

APG Foreign Sales Corporation                                Virgin Islands

APG Lime Corp.                                               Delaware

        Palmetto Lime LLC                                    South Carolina

A. P. Green Refractories (Canada) Ltd.                       Canada

        1086215 Ontario Inc.                                 Ontario

A. P. Green Refractories, Inc.                               Delaware

        A. P. Green de Mexico SA de CV                       Mexico

        Lanxide ThermoComposites, Inc.                       Delaware

                Chiam Technologies, Inc.                     Ohio

A. P. Green Refractories Limited                             United Kingdom

        Liptak Bradley Limited                               United Kingdom

APG Refractories Corp.                                       Delaware

        INTOGREEN Co. (a partnership)                        Missouri

Detrick Refractory Fibers, Inc.                              Mississippi

PT AP Green Indonesia                                        Indonesia

APG Development Corp.                                        Delaware